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                                                                EXHIBIT 99.321



FROM:       Avila, Joseph
SENT:       Friday, November 12, 1999 4:14 PM
TO:         McManus, Terry; Fortney, Elizabeth; Lenfestey, Russell; Young, Carl
SUBJECT:    FW: CDW Follow - up meeting
FYI

Joe

-----Original Message-----
FROM:       Avila, Joseph
SENT:       Friday, November 12, 1999 4:15 PM
TO:         'perryjm@sce.com'
CC:         Vane, Jim; Srivastava, Ravi; 'PATAS@sce.com'; 'avilaj@sce.com'
SUBJECT:    CDW Follow - up meeting

John;

Hopefully you have had an opportunity to review the initial draft of our proposal letter by now. Following receipt of the prospective stakeholders list from you on Wednesday, we refined the service delivery timeline and will revise and return the Requirements Gathering proposal to you. At this time, we would like to arrange a follow-up meeting with you and the rest of the CDW team next week. I will give you a call on Monday to arrange a mutually convenient time and place.

Best regards,

Joe Avila
Perot Systems Corporation
(626) 302-2904
Pax 22904